Exhibit 10.53

***  Where this marking appears throughout this Exhibit 10.53, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

FIRST AMENDMENT TO CRUDE OIL STORAGE SERVICES AGREEMENT

This FIRST AMENDMENT TO CRUDE OIL STORAGE SERVICES AGREEMENT (this “Amendment”) is effective June 1, 2010 (the “Effective Date”), made by and between Vitol, Inc., a Delaware corporation, hereinafter referred to as “VITOL”, and SemGroup Energy Partners, L.L.C., a Delaware limited liability company, hereinafter referred to as “SGLP” (each referred to individually as “Party” or collectively as “Parties”).

RECITALS

A.	The Parties previously entered into that certain Crude Oil Storage Services Agreement dated effective June 1, 2008. (the “Agreement”).
B.	The Parties desire to amend the Agreement as hereinafter described modifying the fees payable and new term.

NOW THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties hereto agree as follows:

Capitalized Terms.  All capitalized terms used in this Amendment but not defined shall have the meanings given to such terms in the Agreement.

Terminal Service Fee.  Commencing on the Effective Date, the Payments set forth in Section 3 of the Agreement will change to *** per barrel of Product on the two million (2,000,000) shell capacity of storage, which equals *** per month.

Term.  The amended term will be for one year from the new effective date and shall thereafter upon Customers request automatically renew for a successive one (1) year term.  Customer will have the option to renew for the successive one year term under the same terms by notifying Operator at least ninety (90) days prior to the expiration of the then-current term.

Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original and each of which alone, and all of which together, shall constitute one and the same instrument.

Effect of Amendment.  This Amendment shall be effective as of the Effective Date.  Except as expressly amended or modified herein, all other terms, covenants, and conditions of the Agreement shall be unaffected by this Amendment and shall remain in full force and effect.  In the event of conflict between the provisions of this Amendment and the provisions of the Agreement, this Amendment shall control.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

SEMGROUP ENERGY PARTNERS, L.L.C.

/s/ Peter L. Schwiering
Peter L. Schwiering, Executive
Vice President-Crude Operations

VITOL, INC.

/s/ Chris Brown